Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-269693 on Form S-1 of our report dated February 10, 2023, relating to the financial statements of U.S. GoldMining Inc. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte LLP

Chartered Professional Accountants

Vancouver, Canada

April 13, 2023